January 31st, 2017

ViaOne Services, LLC
415 McFarlan Road, Suite 108
Kennett Square, PA 19348
Attention: David B. Dorwart, Chairman

RE: Secured Promissory Note

Ladies and Gentlemen:

On November 30, 2016, ViaOne Services, LLC ("*ViaOne*") purchased a secured promissory note equal to a maximum principal amount of $150,000 (the "*Note*") issued by Good Gaming, Inc. (the "*Company*") to ViaOne. The Company, CMG Holdings Group, Inc. ("*CMG*") and ViaOne hereby agree to amend the terms of the Governing Documents by entering into this letter agreement (this "*Amendment*"). For purposes hereof, the "*Governing Documents*" shall mean the Note Purchase Agreement, dated November 30, 2016 (the "*Purchase Agreement*"), the Pledge Agreement by and among the Company, CMG and ViaOne, dated November 30, 2016 (the "*Pledge Agreement*"), and the Note. Terms appearing with initial capitals in this Amendment have the meaning assigned to them in the Governing Documents unless such terms are otherwise defined herein or the use of initial capitals is conventional in its context.

This Amendment shall evidence our understanding as follows:

1. Amendment of Note. The Note is hereby amended to provide for an increase in the principal amount to be a maximum amount of $225,000 or such lesser amount until ViaOne loans the requisite funds as provided in this Amendment.

2. Amendment of Note Purchase Agreement. The Note Purchase Agreement is hereby amended to add the following to the end of Section 1(a): "Effective January 31st, 2017, the principal amount of the Note is hereby increased to a maximum amount of $225,000 or such lesser amount until ViaOne loans the requisite funds as provided in the next sentence.

3. Amendment of Pledge Agreement. The first "Whereas" clause of the Stock Pledge Agreement is hereby amended to provide in full as follows:

"WHEREAS, the Company has issued that certain secured promissory note in a principal amount up to $150,000 to the Payee (the "*Note*") in exchange for cash advances by the Payee for up to $150,000 (the "*Advances*") pursuant to that certain Note Purchase Agreement, dated November 30, 2016, by and between the Company and the Payee (the "*Purchase Agreement*"), and the Note and Purchase Agreement were amended effective January 31st, 2017 to increase the principal amount of the Note to $225,000 and increase the amount of Advances to up to $225,000: and"

4. Entire Agreement. This Amendment shall prevail in the event of a conflict between the

provisions of this Amendment and the Governing Documents. This Amendment and the Governing Documents constitute the entire agreement among the parties.

5. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York without regard to the conflicts of laws principles thereof.

6. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(signature page follows)

If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing the this Amendment in the space provided below.

GOOD GAMING, INC.

By: ______________________
Name: VIKRAM GREVER
Title: CEO

CMG HOLDINGS GROUP INC.

By: ______________________
Name: Glenn Laken
Title: CEO/Chairman

VIAONE SERVICES, LLC

By: ______________________
Name:
Title:

DM3\4461982.1

DBD
GL.